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                                                                   EXHIBIT 23(d)



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
                   ------------------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reserve report to the interest of Plains Resources Inc. (the Company) dated February 29, 1996, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for certain periods, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as well as in the Notes to the Consolidated Financial Statements of
the Company in such annual report.    We also consent to the reference to us
under the heading "Interests of Named Experts and Counsel" in such Registration Statement.

                                   RYDER SCOTT COMPANY PETROLEUM ENGINEERS



                                   /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                                   -------------------------------------------



Houston, Texas
June 14, 1996